Exhibit 23.10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Amendment No. 2 to Form S-3 File No. 333-140974, which will be filed by Ampal-American Israel Corporation in June 2007, of our report dated March 27, 2006 relating to the financial statements of Ophirtech Ltd’s 2005 Annual Report to Shareholders, which appears in Ampal-American Israel Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Kesselman & Kesselman CPAs (ISR)
A member of Pricewaterhouse Coopers International Limited

Tel-Aviv, Israel
June 3, 2007